EXHIBIT 99.1
Barnes Group Inc. 123 Main Street Bristol, CT 06010
NEWS RELEASE

BARNES GROUP INC. COMPLETES ACQUISITION OF
SYNVENTIVE MOLDING SOLUTIONS

August 27, 2012 --- Barnes Group Inc. (NYSE:B), an international aerospace and industrial manufacturing and service provider, announced today that it has completed its acquisition of privately held Synventive Molding Solutions.

Synventive is one of the world's largest hot runner systems manufacturers, serving a global customer base of more than 3,000 molders, mold makers and original equipment manufacturers across 50 countries. Hot runner systems are the enabling technology for many complex injection molding applications and are standard in industries that require premium product aesthetics and performance. With estimated 2012 revenues of approximately $160 million, Synventive operates out of three manufacturing locations in the United States, Germany and China, with sales and service offices in 28 countries and about 770 employees worldwide. Synventive will operate as a strategic business unit within the Barnes Group's Industrial Segment.

The purchase price of $335 million, subject to post-closing adjustments, was financed with cash on hand and additional borrowings under the Company's credit agreement.  For 2012, the acquisition is expected to contribute to Barnes Group approximately $55 million in sales with no meaningful impact to earnings per share primarily due to purchase accounting. For 2013, Barnes Group expects the acquisition to be accretive to earnings in the range of $0.16 to $0.18 per diluted share.

“We are very excited to add Synventive to Barnes Group and about the tremendous growth opportunities we expect this business to provide us,” said Gregory Milzcik, President and CEO of Barnes Group Inc. “As we work through the integration process with Synventive's leadership and workforce, we are increasingly impressed with their professionalism, expertise and commitment, and we are enthusiastic about having them join our team. We look forward to their contribution to our continued success.”

About Barnes Group Inc.
Founded in 1857, Barnes Group Inc. (NYSE:B) is an international aerospace and industrial manufacturing and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group's approximately 5,100 dedicated employees, at more than 50 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

Forward Looking Statements
This release may contain certain forward-looking statements as defined in the Private Securities Litigation

Reform Act of 1995. Forward-looking statements are made based upon management's good faith expectations and beliefs concerning future developments and their potential effect upon the Company and can be identified by the use of words such as "anticipated," "believe," "expect," "plans," "strategy," "estimate," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. These forward-looking statements may relate to, among others, the anticipated benefits of the acquisition; the impact of the acquisition on the Company's financial results, business performance and product offerings; the expected impact of the acquisition on the Company's fiscal revenue, non-GAAP results and GAAP results. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the effects of disruption from the transaction, making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; the success of the companies in implementing their integration strategies; the actual benefits realized from this transaction; disruptions to our business and financial conditions as a result of this acquisition or other investments or acquisitions; the ability to recruit and retain key personnel; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of Synventive's products and services; rapid technological and market change; the ability to protect intellectual property rights; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the ability to hire and retain employees; the impact of increased competition; currency fluctuations; litigation; and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by the Company, including the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of Company's filings with the Securities and Exchange Commission. The risks and uncertainties described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the current or worsening conditions in financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; restructuring costs or savings; the impact of future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; foreign currency exposure; the outcome of pending and future claims or litigation or governmental, regulatory proceedings, investigations, inquiries, and audits; uninsured claims and litigation; future levels of indebtedness; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Bill Pitts
Director of Investor Relations
860-583-7070